Exhibit 10.24
AMENDMENT TO
SEPARATION AND GENERAL RELEASE AGREEMENT
     This AMENDMENT TO SEPARATION AND GENERAL RELEASE AGREEMENT (the “Amendment”) is dated as of June 1, 2007, between Archstone-Smith Operating Trust (the “Operating Trust”), Archstone-Smith Trust (“ASN”) (Operating Trust and ASN are referred to hereinafter as the “Company”), and J. Lindsay Freeman (the “Executive”) and shall be effective upon the consummation of the Merger (as defined below).
     WHEREAS, the Management Development and Executive Compensation Committee (the “Committee”) of the Board of Trustees of the Company approved the general terms of a Separation and General Release Agreement (the “Agreement”) as of March, 7, 2007 and the Executive and the Company entered into the Agreement as of May 9, 2007, effective as of December 31, 2007; and
     WHEREAS, the parties desire to enter into this Amendment to revise the terms of the Agreement to provide for specified payments to Mr. Freeman in connection with his remaining an employee of the Company following the consummation of the merger contemplated by the Agreement and Plan of Merger among Operating Trust, ASN, River Holding, LP, River Acquisition (MD), LP and River Trust Acquisition (MD), LLC (the “Merger”);
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. This Amendment shall be effective as of the consummation of the Merger.
     2. Section 2 of the Agreement shall be amended by adding the following new sentence to the end:
          “If Freeman remains employed with the Company following the consummation of the Merger and through the Resignation Date or if Freeman is terminated without cause following the consummation of the Merger and on or prior to the Resignation Date, Freeman will be entitled to an additional cash payment of $1,000,000 to be paid by January 15, 2008.”
     3. Section 3 of the Agreement shall be amended by deleting the existing Section 3 in its entirety and adding the following new Section 3:
          “3. Cash Equivalent RSU Award. In lieu of receiving an award of restricted share units under the Archstone-Smith Trust 2001 Long-Term Incentive Plan (the “LTIP”), Freeman will receive a cash payment that is equal to the award of restricted share units that Freeman would have received under the LTIP for the 2007 performance year consistent with the criteria previously established by the Committee for the year and based on the performance of the Company up to the consummation of the Merger where appropriate and based on the Company’s entire 2007 performance where appropriate. Such payment , which, based on the Agreement would have been paid over a three year period without requiring Freeman’s continued employment by the Company after December 31, 2007, will now be determined by the Company or its successors in December 2007 and will be paid by January 15, 2008.”
     4. Section 4 of the Agreement shall be amended by deleting the existing Section 4 in its entirety and replacing it with the following new Section 4:
         “4. Intentionally Omitted.”
     5. Section 5 of the Agreement shall be amended by adding the following sentence before subsection (a):
         “Freeman shall be entitled to receive a bonus award in respect of the Company’s 2007 performance in accordance with the terms previously established by the Committee in 2005 and communicated to Freeman.”
     6. Section 6 of the Agreement shall be amended by deleting the existing Section 6 in its entirety and adding the following new Section 6:
         “The parties agree that the Change in Control Agreement between Freeman and the Company dated August 12, 2002 shall terminate and be of no force and effect upon the earlier of the consummation of the Merger and the Resignation Date, with the exception of Section 9 thereof which shall continue in effect.”
     7. Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on                           , 2007.

ARCHSTONE-SMITH TRUST

Date:	8/22/07	By:	/s/ R. Scott Sellers
Name: R. Scott Sellers
Title: CEO

ARCHSTONE-SMITH OPERATING TRUST

Date:	8/22/07	By:	/s/ R. Scott Sellers
Name: R. Scott Sellers
Title: CEO

J. LINDSAY FREEMAN

Date:	8/22/07		/s/ J. Lindsay Freeman